Form of Director Restricted Stock Unit Award Agreement

LIFEPOINT HOSPITALS, INC.

2013 LONG-TERM INCENTIVE PLAN

Restricted stock unit AGREEMENT

FOR

[Insert name of Recipient]

1.        Award of Restricted Stock Units.    LifePoint Hospitals, Inc. (the “Company”) hereby grants, as of _________________ (the “Date of Grant”), to __________________ (the “Recipient”), the right to receive, at the times specified in Section 4 hereof,               shares of the Company’s common stock, par value $0.01 per share (collectively the "RSUs").  The RSUs shall be subject to the terms, provisions and restrictions set forth in this Agreement and the LifePoint Hospitals, Inc. 2013 Long-Term Incentive Plan (the “Plan”), which is incorporated herein for all purposes.  As a condition to entering into this Agreement, and to the issuance of any Shares (or any other securities of the Company pursuant thereto), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.        Vesting of RSUs.

         (a)     General Vesting.

The RSUs shall become vested in the following amounts, at the following times and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the Vesting Date:

Number of Shares Subject to the RSUs	Vesting Date
[ ]	[ ]

There shall be no proportionate or partial vesting of Shares subject to the RSUs in or during the months, days or periods prior to the Vesting Date, and except as otherwise provided in Section 2(b) hereof, all vesting of Shares subject to the RSUs shall occur only on the Vesting Date.

         (b)     Acceleration of Vesting Upon Death or Disability.

In the event that the Recipient’s Continuous Service terminates by reason of the Recipient’s Disability or death, the Shares subject to the RSUs subject to this Agreement shall be immediately vested as of the date of such Disability or death, whichever is applicable.

         (c)     Definition  For purposes of this Agreement, the following terms shall have the meanings indicated:

                   (i)   “Delivery Date” means the date that is the first to occur of any of the following:  (1) the third anniversary of the Date of Grant, or (2) the Recipient’s Separation from Service for any reason.

                    (ii)   “Non-Vested RSUs” means any portion of the RSUs subject to this Agreement that have not become vested pursuant to this Section 2.

                   (iii)   “Separation from Service” means the voluntary or involuntary separation from service with the Service Recipient, determined in a manner consistent with Section 409A of the Code and the Treasury Regulations thereunder.

                    (iv)   “Vested RSUs” means any portion of the RSUs subject to this Agreement that are and have become vested pursuant to this Section 2.

3.        Forfeiture of Non-Vested RSUs

.  If the Recipient’s Continuous Service is terminated for any reason, any RSUs that are not Vested RSUs, and that do not become Vested RSUs pursuant to Section 2 hereof as a result of such termination, shall be forfeited immediately upon such termination of Continuous Service without any payment to the Recipient.  The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested RSUs pursuant to this Section 3.

4.        Settlement of the RSUs

.

          (a)     Delivery of Shares.  The Company shall deliver to the Recipient or in the event of the Recipient’s death, to the beneficiary or beneficiaries designated by the Recipient, or if the Recipient has not so designated any beneficiary(ies), or no designated beneficiary survives the Recipient, to the personal representative of the Recipient’s estate, Shares corresponding to the Vested RSUs on, or as soon as administratively practicable after, the Delivery Date, but in no event more than sixty (60) days thereafter.

          (b)     Distribution to Specified Employees.

Notwithstanding the foregoing, if the Recipient is a Specified Employee, then no distributions otherwise required to be made under this Agreement on account of the Recipient’s Separation from Service shall be made before the date that is six (6) months after the date of the Recipient’s Separation from Service or, if earlier, the date of the Recipient’s death if such deferral is required to comply with Section 409A of the Code.

5.        Rights with Respect to RSUs.

          (a)     No Rights as Shareholder Until Delivery.  Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to the Shares corresponding to the RSUs unless and until those Shares are delivered to the Recipient (and thus shall have no voting rights, or rights to receive any dividend declared, before those Shares are so delivered).  On or after delivery, the Recipient shall have, with respect to the Shares delivered, all of the rights of a holder of Shares granted pursuant to the articles of incorporation and other governing instruments of the Company, or as otherwise available at law.

          (b)     Adjustments to RSUs.

If at any time while this Agreement is in effect and before any Shares have been delivered with respect to any RSUs, there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Committee (or Board as applicable) shall make any adjustments it deems fair and appropriate, in view of such change, in the number of Shares subject to the RSUs then subject to this Agreement.  If any such adjustment shall result in a fractional Share, such fraction shall be disregarded.

          (c)     Restriction on Certain Transactions.

Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding RSUs awarded hereunder, shall not affect in any manner the right, power or authority of the Company or any Related Entity to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's or any Related Entity’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company or any Related Entity; (iii) any offer, issue or sale by the Company or any Related Entity of any capital stock of the Company or any Related Entity, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Shares represented by the RSUs and/or that would include, have or possess other rights, benefits and/or preferences superior to those that such Shares include, have or possess, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company or any Related Entity; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company or any Related Entity; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

          (d)     Dividend Equivalents.   During the term of this Agreement, the Recipient shall have the right to receive distributions (the “Dividend Equivalents”) from the Company equal to any dividends or other distributions that would have been distributed to the Recipient if each of the Shares subject to the RSUs instead was an issued and outstanding Share owned by the Recipient.  Dividend Equivalents payable with respect to the RSUs subject to this Agreement shall be subject to the following terms and conditions: (i) Dividend Equivalents payable with respect to the RSUs subject to this Agreement shall be paid on the date the RSUs to which such Dividend Equivalents relate are settled under Section 4 hereof, with such Dividend Equivalents to be accumulated, without interest, by the Company (the “Accumulated Dividend Equivalents”), (ii) all Accumulated Dividend Equivalents payable with respect to the RSUs subject to this Agreement shall be paid in cash, reduced by any applicable withholding taxes, and (ii) any Accumulated Dividend Equivalents with respect to the RSUs subject to this Agreement shall be forfeited and all rights of the Recipient to such Accumulated Dividend Equivalents shall terminate, without further obligation on the part of the Company, unless the portion of the RSUs subject to this Agreement to which such Accumulated Dividend Equivalents relate become Vested RSUs pursuant to Section 2 hereof.  Each Dividend Equivalent shall be treated as a separate payment for purposes of Section 409A of the Code.

6.        Transferability.

 The RSUs are not transferable unless and until the Shares have been delivered to the Recipient in settlement of the RSUs in accordance with this Agreement, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient.  Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any RSUs prior to the date on which the Shares have been delivered to the Recipient in settlement of the RSUs shall be void ab initio.  For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7.        Tax Matters.

          (a)     Withholding.  As a condition to the Company’s obligations with respect to the RSUs (including, without limitation, any obligation to deliver any Shares) hereunder, the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to the delivery of Shares corresponding to such RSUs.  If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (including the withholding of any Shares that otherwise would be delivered to Recipient under this Agreement) otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to such Shares.

           (b)     Recipient’s Responsibilities for Tax Consequences.  The tax consequences to the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the RSUs (including without limitation the grant, vesting and/or delivery thereof) are the sole responsibility of the Recipient.  The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters and the Recipient’s filing, withholding and payment (or tax liability) obligations.

8.        Amendment, Modification & Assignment

  This Agreement may only be modified or amended in a writing signed by the parties hereto.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.  This Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part.  The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.        Complete Agreement

 This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10.        Miscellaneous

            (a)     No Right to (Continued) Employment or Service

 This Agreement and the grant of RSUs hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

          (b)    No Limit on Other Compensation Arrangements

 Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

           (c)     Severability

 If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of RSUs hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

          (d)     No Trust or Fund Created

 Neither this Agreement nor the grant of RSUs hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Related Entity and the Recipient or any other person.  To the extent that the Recipient or any other person acquires a right to receive payments from the Company or any Related Entity pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

           (e)     Law Governing

.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

            (f)     Interpretation

.  The Recipient accepts this award of RSUs subject to all of the terms, provisions and restrictions of this Agreement and the Plan.  The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

           (g)     Headings

.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

           (h)     Notices

.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s General Counsel at 103 Powell Court, Brentwood, Tennessee 37207, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

       (i)     Compliance with Section 409A

                    (i)     General.    It is the intention of both the Company and the Recipient that the benefits and rights to which the Recipient could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention.  If the Recipient or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Recipient and on the Company).

             (ii)     No Representations as to Section 409A Compliance.  Notwithstanding the foregoing, the Company does not make any representation to the Recipient that the shares of RSUs and the Dividend Equivalents, if any, awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Recipient or any Beneficiary for any tax, additional tax, interest or penalties that the Recipient or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A.

             (iii)     No Acceleration of Payments.  Neither the Company nor the Recipient, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

                (iv)     Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Recipient is entitled under this Agreement shall be treated as a separate payment.  In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

            (j)     Non-Waiver of Breach

 The waiver by any party hereto of the other party's prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

            (k)     Counterparts.

 This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

             (l)     Clawback of Benefits.

 The Committee shall have full authority to implement any policies and procedures that it determines to be necessary or appropriate to comply with applicable securities laws or other laws, including, without limitation, Section 10D of the Exchange Act and any rules promulgated thereunder, including without limitation, including in this Agreement, or amending any this Agreement, without the consent of the Recipient, to include language for the clawback (recapture) by the Company of any benefits under this Agreement that the Committee deems necessary or appropriate to comply with that statutory provision and those rules.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

LIFEPOINT HOSPITALS, INC.

By:________________________________

Name:

Title:

Agreed and Accepted:

RECIPIENT:

By:            __________________________________

[Insert name of Recipient]